EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 20, 2018 on the financial statements of SBS Mining Corp. Malaysia Sdn. Bhd. as of and for the years ended June 30, 2018 and 2017 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L J Soldinger Associates LLC

Deer Park, Illinois

November 13, 2018